Exhibit 99.2

Report of Independent Registered Public Accounting Firm

November 13, 2004

To the Board of Directors and Stockholders of ClientSoft, Inc.

INDEPENDENT AUDITOR’S REPORT

We have audited the accompanying balance sheets of ClientSoft, Inc. as of December 31, 2003 and 2002 and the related statements of operations, stockholders’ equity and cash flows for the years then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statement referred to above present fairly, in all material respects, the financial position of ClientSoft, Inc. as of December 31, 2003 and 2002 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Goldstein Schechter Price Lucas Horwitz & Co., P.A

CLIENTSOFT, INC.

BALANCE SHEETS

DECEMBER 31, 2003 AND 2002

	2003	2002
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$445,648	$836,026
Short-term investments	649	1,038,211
Accounts receivable and unbilled revenues, net of allowance for doubtful accounts of $30,000 in 2003 and 2002	728,326	798,180
Prepaid expenses and other current assets	133,177	136,868
Total Current Assets	1,307,800	2,809,285

FIXED ASSETS, net (Note 4)	299,422	563,515

OTHER ASSETS	37,572	38,372
TOTAL ASSETS	$1,644,794	$3,411,172

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$228,358	$369,330
Commissions payable	39,656	74,527
Sales and use tax payable	836	110,859
Deferred revenue	1,035,217	1,268,595
Other liabilities	13,874	16,113
Total Current Liabilities	1,317,941	1,839,424

COMMITMENTS AND CONTINGENCIES (NOTE 11)

STOCKHOLDERS’ EQUITY:
Class A convertible preferred stock, $.01 par value, 372,826 shares authorized, issued and outstanding; aggregate liquidation preference of $343,000 (Note 7)	3,728	3,728
Class B convertible preferred stock, $.01 par value, 4,425,500 shares authorized, issued and outstanding; aggregate liquidation preference of $11,063,750 (Note 7)	44,255	44,255
Class C convertible preferred stock, $.01 par value, 4,065,981 shares authorized, issued and outstanding; aggregate liquidation preference of $10,164,953 (Note 7)	40,660	40,660
Common stock, $.01 par value, 50,000,000 shares authorized; 5,175,751 shares issued and outstanding	51,757	51,757
Additional paid-in capital	30,915,163	30,915,163
Accumulated deficit	(30,728,710)	(29,267,161)
Notes receivable from employees (Note 5)	—	(216,654)
Total Stockholders’ Equity	326,853	1,571,748
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,644,794	$3,411,172

See accompanying Notes to Financial Statements

CLIENTSOFT, INC.

STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

	2003	2002

REVENUE:
Services	$1,231,406	$2,269,168
Software	1,959,610	2,310,144
Maintenance	1,928,874	1,692,606
	5,119,890	6,271,918

EXPENSES:
Cost of revenue	711,095	2,027,087
Sales and marketing	2,471,018	3,135,401
Research and development	1,592,067	2,370,455
General and administrative	1,296,561	1,679,506
Depreciation and amortization	308,119	486,252
	6,378,860	9,698,701

LOSS FROM OPERATIONS BEFORE OTHER INCOME (EXPENSE)	(1,258,970)	(3,426,783)

OTHER INCOME (EXPENSE):
Interest income	14,623	199,150
Interest expense	(548)	—
Loss on write-off of notes receivable (Note 5)	(216,654)	(1,559,545)
	(202,579)	(1,360,395)

NET LOSS	$(1,461,549)	$(4,787,178)

See accompanying Notes to Financial Statements

CLIENTSOFT, INC.

STATEMENTS OF STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

	PREFERRED STOCK
	CLASS A		CLASS B		CLASS C		COMMON STOCK
	SHARES	AMOUNT	SHARES	AMOUNT	SHARES	AMOUNT	SHARES	AMOUNT

Balance at December 31, 2001	372,826	$3,728	4,425,500	$44,255	4,065,981	$40,660	5,217,751	$52,177

Amortization of officer deferred compensation pursuant to a prior issuance of common stock (Note 6)

Accretion of officer note receivable to recognize imputed interest (Note 5)

Write-off of officer note receivable and accreted interest (Note 5)

Cancellation of note receivable from former officer (Note 5)							(42,000)	(420)

Net loss

Balance at December 31, 2002	372,826	3,728	4,425,500	44,255	4,065,981	40,660	5,175,751	51,757

Write-off of other notes receivable (Note 5)

Net loss

Balance at December 31, 2003	372,826	$3,728	4,425,500	$44,255	4,065,981	$40,660	5,175,751	$51,757

	ADDITIONAL PAID-IN CAPITAL	ACCUMULATED DEFICIT	NOTES RECEIVABLE FROM EMPLOYEES	DEFERRED COMPENSATION	TOTAL

Balance at December 31, 2001	$30,980,743	$(24,479,983)	$(1,724,334)	$(83,660)	$4,833,586

Amortization of officer deferred compensation pursuant to a prior issuance of common stock (Note 6)				83,660	83,660

Accretion of officer note receivable to recognize imputed interest (Note 5)			(117,865)		(117,865)

Write-off of officer note receivable and accreted interest (Note 5)			1,559,545		1,559,545

Cancellation of note receivable from former officer (Note 5)	(65,580)		66,000

Net loss		(4,787,178)			(4,787,178)

Balance at December 31, 2002	30,915,163	(29,267,161)	(216,654)		1,571,748

Write-off of other notes receivable (Note 5)			216,654		216,654

Net loss		(1,461,549)			(1,461,549)

Balance at December 31, 2003	$30,915,163	$(30,728,710)	$—	$—	$326,853

See accompanying Notes to Financial Statements

CLIENTSOFT, INC.

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

	2003	2002

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,461,549)	$(4,787,178)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	308,119	486,252
Provision for loss on accounts receivable (bad debt recoveries)	46,645	(18,665)
Charges to deferred compensation	—	83,660
Imputed interest	—	(117,865)
Loss (gain) on sale of fixed assets	40	(10,722)
Loss from write-off of notes receivable	216,654	1,559,545
Changes in operating assets and liabilities:
Accounts receivable and unbilled revenues	23,210	1,020,546
Prepaid expenses, other current assets and other assets	3,691	48,779
Accounts payable and accrued expenses	(140,972)	(989,040)
Sales and use taxes payable	(110,023)	(123,058)
Commissions payable	(34,871)	(44,013)
Deferred revenue	(233,378)	169,570
Other liabilities	(2,239)	13,712
Total Adjustments	76,876	2,078,701

NET CASH USED IN OPERATING ACTIVITIES	(1,384,673)	(2,708,477)

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sales of marketable securities	1,037,562	11,988
Proceeds from sale of fixed assets	—	18,263
Purchase of fixed assets	(43,267)	(63,713)
Net Cash Provided by (Used in) Investing Activities	994,295	(33,462)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(390,378)	(2,741,939)

CASH AND CASH EQUIVALENTS:
Beginning of year	836,026	3,577,965

End of year	$445,648	$836,026

SUPPLEMENTAL CASH FLOW DISCLOSURE INFORMATION:
Interest paid	$548	$—

Taxes paid	$—	$—

See accompanying Notes to Financial Statements

CLIENTSOFT, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2003 AND 2002

NOTE 1 -                                             ORGANIZATION

ClientSoft, Inc. was incorporated in 1994 in Delaware.  ClientSoft, Inc. (the “Company” or “ClientSoft”) develops and markets software solutions that transform companies existing Legacy systems into enabling platforms for electronic (“e”) commerce and e-business.  ClientSoft’s proprietary technology leverages and enhances Legacy systems in order to create a platform for companies to conduct business over the internet and via wireless technology.  The Company distributes its products and services to customers across a broad range of industries, primarily focusing on the insurance industry, at customer sites primarily throughout North America.

The Company’s ability to fund its future operations and to achieve its intended business objectives is dependent on generating sufficient revenues, reducing spending levels, raising additional financing, or sale of Company assets (see Note 12), if necessary.  If such objectives are not met it could have a material adverse effect on the Company.

NOTE 2 -                                             SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash Equivalents – the Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.  The Company invests its excess cash in an overnight money market account.

Short-Term Investment – The Company’s short-term investments are comprised of equity securities, all of which are classified as trading securities and are carried at fair value.  At December 31, 2003 and 2002, the Company had investments valued at fair value of $649 and $1,038,211, respectively, with an original cost of $654 and $1,047,067, respectively.

Revenue Recognition and Deferred Revenue – The Company generates revenues primarily from software licensing services (in the form of application design and training), maintenance and transaction-based user fees.

The Company recognizes revenue in accordance with AICPA Statement of Position 97-2, Software Revenue Recognition (“SOP 97-2”).  Under SOP 97-2, the Company recognizes software license revenue when a non-cancelable license agreement has been executed, fees are fixed and determinable, the software has been delivered, accepted by the customer (if acceptance is required by the contract and is other than perfunctory), and collection is considered probable.  The Company generally recognizes license revenue on delivery of the software unless there is significant uncertainty about customer acceptance, in which case, the Company delays recognition of the related revenue until the customer accepts the software.

In addition, revenue for fixed price multiple element arrangements, which includes software and application design is recognized using the percentage-of-completion method.  Due to inherent uncertainties in the estimation process, it is possible that completion costs may be revised.  Such revisions are recognized in the period that the revisions are determined.  Revenue is deferred to the extent of cash received prior to satisfying such percentage-of-completion criteria.  Losses on contracts are recognized when determinable.

Service revenue, consisting primarily of time and material consulting and professional work, is recognized when the service is provided.  Maintenance revenue is recognized ratably over the post contract customer support (“PCS”) period, generally one year.  Training revenue is recognized as services are performed.  Transaction revenue, which is primarily derived from the hosting of a pager routing system, is recognized as the transactions occur.

Deferred revenue is comprised of payments received in advance of license delivery, and maintenance and other services that have been paid by customers prior to the services being performed.  Unbilled revenues represent revenue recognized for work performed in advance of amounts billed.

Accounts Receivable and Credit Policies – Accounts receivable are uncollateralized customer obligations due under normal trade terms requiring payment within 30 days from the invoice date.  Payments of accounts receivable are allocated to the specific invoices identified on the customer’s remittance advice or, if unspecified, are applied to the earliest unpaid invoices.

The carrying amount of accounts receivable is reduced by an allowance that reflects management’s best estimate of the amounts that will not be collected.  Management individually reviews all accounts receivable balances that exceed 90 days from invoice date and based on an assessment of current creditworthiness, estimates the portion, if any, of the balance that will not be collected.

Fixed Assets – Fixed assets are recorded at cost.  Depreciation is based on the straight-line method over the estimated useful lives of the depreciable assets.  Maintenance and repair costs are expensed as incurred.  The Company adopted AICPA Statement of Position 98-1, “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use,” (“SOP 98-1”), which requires capitalization of certain costs incurred in the development of internal-use software.  Internal-use software has an estimated useful life of 3 years.

Upon disposal of fixed assets, the cost of the asset and the related accumulated depreciation are removed from the accounts and the resulting gain or loss is reflected in earnings.  Fully depreciated assets are not removed from the accounts until physical disposition.

Product Development and Capitalized Software Development Costs – In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 86, “Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed, “ the Company has evaluated the establishment of technological feasibility of its various products during the development phase.  The time period during which costs could be capitalized from the point of technological feasibility until the time of general product release is very short and, consequently, these costs are expensed as incurred as the amounts that could be capitalized are not material to the Company’s financial position and results of operations.

Concentration of Credit Risk – The Company maintains the majority of its cash in bank deposit accounts, which, at times, may exceed federally insured limits.  The Company believes that no significant concentration of credit risk exists on the cash balances.

Financial Instruments – The carrying values of the Company’s financial instruments, which include cash and cash equivalent, short-term investments, accounts receivable and accounts payable, approximate their fair value for the years ended December 31, 2003 and 2002.

Stock Compensation – The Company’s stock option plan, consisting of incentive stock options to employees, is accounted for in accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, (“APB 25”), whereby no compensation cost related to stock options granted to employees is deducted in determining net income.  The Company has adopted the disclosure requirements of SFAS 123, Accounting for Stock-Based Compensation.  The Company accounts for equity instruments issued to non-employees in accordance with SFAS 123 and Emerging Issues Task Force 96-18, Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring or in Conjunction with Selling, Goods or Services, (“EITF 96-18”), whereby the value of the options granted are treated as compensation and deducted in determining net income.

Income Taxes – Income taxes are accounted for in accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (“SFAS No. 109”).  SFAS No. 109 requires a balance sheet approach for recording deferred taxes by applying the applicable statutory tax rates in effect at the balance sheet date to differences between the financial statement basis and the tax basis of assets and liabilities.  Valuation allowances are provided if the Company considers it is more likely than not that some or all of the deferred tax assets will not be realized.

Use of Estimates – The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

NOTE 3 -                                             ACQUISITIONS

In connection with the purchase of certain assets of TanitObjects SARL, a product software development company located in France, in 2001, the Company entered into three employment agreements with three former employees of that company.

The agreements range from three to five years with annual aggregate salaries of $272,142.  Additionally, the employees were entitled to $400,000 in contingent payments during the first year of employment and $250,000 in future bonuses.  As of December 31, 2003 and 2002, the remaining balance payable for the above obligations was $0 and $250,000, respectively.

NOTE 4 -                                             FIXED ASSETS

At December 31, 2003 and 2002, fixed assets consisted of the following:

	2003	2002

Computer equipment	$968,224	$926,492
Furniture and fixtures	217,672	217,672
Software	889,777	888,282
Leasehold improvements	56,810	56,810
	2,132,483	2,089,256
Less accumulated depreciation	(1,833,061)	(1,525,741)
	$299,422	$563,515

Depreciation expense for the years ended December 31, 2003 and 2002 was $307,319 and $485,452, respectively.

NOTE 5 -                                             RELATED PARTY TRANSACTIONS

In May 2000, the Company made a $1,618,500 recourse loan to a stockholder officer of the Company, to exercise 650,000 options to acquire 650,000 shares of common stock of the Company at $2.50 per share with the proceeds from the loan and a cash payment to the Company of $6,500.  The loan was payable on May 9, 2003 and interest on the loan accrued at a rate of .01% per annum.  The stated interest rate on the loan was below market rate for loans of this type and, accordingly, the Company discounted the note at the annual rate of 9.5% over 3 years and recorded a charge to compensation for $385,763 representing the discount in 2000.

In 2002, the Company’s Board of Directors decided not to pursue collection of this note receivable, although the stockholder officer retained the shares of common stock.  As a result the Company has written off the remaining balance of this receivable in the amount of $1,559,545 with a corresponding charge to loss on write-off of notes receivable.  Prior to the writing off of this receivable, the Company was accreting the note to its face value by recording monthly interest income.  The amount of imputed interest accrued in 2002 was $117,865.

During 2000 and 1998, the Company made $66,000 and $216,654 of nonrecourse loans to a former officer and certain officers (some of who were also stockholders of the Company), respectively.  These employees exercised 42,000 and 424,690 options to acquire shares of common stock in 2000 and 1998, respectively; with the proceeds from the loans.  The loans were payable on July 5, 2002 for the nonrecourse loans made in 2000 and on December 31, 2003 for the nonrecourse loans made in 1998 and, interest on the loans accrued at a rate of 6.6% and 6% per annum, respectively.  In 2002, the former officer returned the common stock to the Company in exchange for the Company’s Board of Directors agreement not to pursue collection of the 2000 nonrecourse note.  Therefore, the Company has written off this receivable in the amount of $66,000 with a corresponding charge of $65,580 to additional paid-in capital and $420 to common stock.  In 2003, the Company’s Board of Directors decided not to pursue collection of the 1998 nonrecourse notes, although the employees retained the shares of common stock.  As a result the Company has written off this receivable in the amount of $216,654 with a corresponding charge to loss on write-off of notes receivable.

NOTE 6 -                                             COMMON STOCK

Each share of common stock entitles the holder to one vote on all matters submitted to a vote of the Company’s stockholders.  Common stockholders are entitled to receive dividends, if any, as may be declared by the Board of Directors.

During 2000, 301,236 shares of common stock valued at $2.50 per share were granted to a stockholder officer of the Company, in connection of the employment of the officer.  One-third of the stock vested immediately and the remaining shares vested in twenty-four monthly equal installments.  In connection with the above transaction, compensation expense of $83,660 was recorded in 2002.

As of December 31, 2003 and 2002, the Company had outstanding 6,048,492 and 6,536,492, respectively stock purchase warrants with a weighted average exercise price of $2.85 and $2.90, respectively.  These warrants have various expiration dates through 2008.

For the years ended December 31, 2003 and 2002, the Company had shares of common stock reserved for issuance as follows:

	2003	2002
Pursuant to the 1994 Stock Option Plan:
For the exercise of outstanding options	842,844	630,844
For the exercise of nonqualified stock options	4,947,929	4,947,929
For the exercise of outstanding warrants	6,048,492	6,536,492
For the conversion of preferred stock:
Class A preferred stock	482,391	482,391
Class B preferred stock	4,425,500	4,425,500
Class C preferred stock	4,065,981	4,065,981
	20,813,137	21,089,137

NOTE 7 -                                             PREFERRED STOCK

The different classes of Preferred Stock (Class A, Class B and Class C, collectively referred to as the “Preferred Stock”) have the following characteristics:

Conversion Rights – The Preferred Stock is convertible, at the option of the holder, into common stock of the Company at a conversion price that may be adjusted in accordance with certain antidilution provisions.  The Preferred Stock will automatically convert into common stock upon the closing of an initial public offering, from which net proceeds equal or exceed $7,500,000 for Class A and $10,000,000 for Class B and C.

Voting Rights – Holders of the Preferred Stock are entitled to vote upon any matter submitted to the stockholders for a vote.  Each share of preferred stock entitles the holder to one vote for each full share of common stock into which the respective share of preferred stock would be convertible on the record date of the vote.

Dividends – Holders of the Preferred Stock are entitled to dividends when, as and if declared by the Board of Directors, and before any dividends shall be paid to any common stockholders.

Liquidation – In the event of any liquidation, dissolution or winding up of the Company, the holders of the Class A Preferred Stock, the Class B Preferred Stock and the Class C Preferred Stock shall be entitled to receive, prior to and in preference of any class of equity securities (in the case of the Class A Preferred Stock) and of any class of equity securities other than the holders of the Class A Preferred Stock, (in the case of the Class B and C Preferred Stock) an amount currently equal to $0.92, $2.50 and $2.50 per share, respectively, plus any accrued but unpaid dividends, respectively.

Other Rights – The Company must first obtain the approval of at least a majority of the then outstanding Preferred Stock holders to amend the certificate of incorporation or to execute certain transactions if such actions would adversely affect any of the rights, preference or privileges or shares of their respective classes of Preferred Stock individually or collectively.

NOTE 8 -                                             1994 STOCK OPTION PLAN

In 1994, the Company adopted the “1994 Stock Option Plan” (the “Plan”), which provides for granting of incentive and qualified stock options to employees or directors of the Company.  The Board of Directors administers the Plan, which includes determining the fair market value of the common stock at the date of grant and the vesting period for the shares issued under the Plan.  Options granted are subject to forfeiture if the employee or director is terminated or resigns from the Company.

If the Company had elected to recognize compensation cost based on the fair value of the options granted at the grant date (which has been determined to be zero), as prescribed by SFAS No. 123, the effect on net loss before income taxes would have resulted in no additional charges for the years ended December 31, 2003 and 2002.

Activity of the Plan and non-plan options is summarized as follows:

	INCENTIVE STOCK OPTION SHARES	WEIGHTED AVERAGE EXERCISE PRICE	NON- QUALIFIED STOCK OPTION	WEIGHTED AVERAGE EXERCISE PRICE
Outstanding as of January 1, 2002	1,302,444	$2.33	4,447,929	$2.50

Granted	24,000	2.50	500,000	2.50
Forfeited	(695,600)	1.70	—	—
Exercised	—	—	—	—

Outstanding as of December 31, 2002	630,844	2.25	4,947,929	2.50

Granted	304,000	2.50	—	—
Forfeited	(92,000)	2.11	—	—
Exercised	—	—	—	—

Outstanding as of December 31, 2003	842,844	$2.33	4,947,929	$2.50

Options outstanding under the Plan and non plan are summarized as follows:

EXERCISE PRICE	NUMBER OUTSTANDING AT DECEMBER 31, 2003	WEIGHTED AVERAGE REMAINING CONTRACTUAL LIFE IN YEARS	NUMBER OF OPTIONS EXERCISABLE AT DECEMBER 31, 2003

$.50 - 0.5575	35,000	1.14	35,000
2.00	297,000	2.20	297,000
2.20	35,000	4.00	35,000
2.50	5,415,773	7.49	4,993,985
3.50	8,000	4.00	8,000
	5,790,773		5,368,985

Under SFAS No. 123, companies can, but are not required to, elect to recognize compensation expense for all stock-based awards using a fair value methodology.  The Company has adopted the disclosure – only provisions, as permitted by SFAS No. 123.  The Company applied APB No. 25 and related interpretations in accounting for the Plan.

NOTE 9 -                                             TAXES

The Company’s net deferred tax assets consist of the following for the years ended December 31, 2003 and 2002:

	2003	2002

Net operating loss carryforwards	$9,825,200	$9,210,900
Research and development credits	780,000	695,000
Sales tax reserve	—	40,900
Employee bonuses	—	11,000
Allowance for doubtful accounts	61,300	54,700
Commissions payable	15,000	28,300
Severance contract reserve	—	3,000
	10,681,500	10,043,800
Valuation allowance	(10,681,500)	(10,043,800)

Net deferred taxes	$—	$—

The Company has provided a full valuation allowance against its net deferred tax assets at December 31, 2003 and 2002, since management does not believe that the realization of these benefits is sufficiently assured.  If the Company achieves profitability, the deferred tax asset may be available to offset future income tax liabilities.

At December 31, 2003, the Company had federal and state net operating loss carryforwards of approximately $26 million.  The federal and state net operating loss carryforwards expire in various years beginning in 2009.  The utilization of a portion of the net operating loss and research tax credit carryforwards may be subject to limitations under U.S. federal income tax laws.

NOTE 10 -                                      401(K) PROFIT SHARING PLAN

The Company maintains a defined contribution retirement plan, the ClientSoft 401(k) Profit Sharing Plan, for the benefit of the employees of the Company.  The Plan is intended to be a qualified plan under Section 401(k) of the Internal Revenue Code.  Pursuant to the Plan, eligible participants may elect to contribute up to a specific percentage of their compensation, as defined, of which the Company will at its discretion match 25% up to the maximum of $1,000 annually.  Matching contributions to the Plan for the years ended December 31, 2003 and 2002 were $0 and $32,380, respectively.

NOTE 11 -                                      COMMITMENTS AND CONTINGENCIES

The Company may be party to litigation and claims arising in the normal course of business.  Management, after consultation with legal counsel, believes that there is no substantive litigation and claims against the Company.

The Company leases office space and equipment under noncancelable operating leases.  The future minimum lease commitments under the operating leases are as follows:

2004	$218,085
2005	63,963
2006	1,571
$283,619

Rent expense under noncancelable operating leases was approximately $231,300 and $254,500 for the years ended December 31, 2003 and 2002, respectively.

NOTE 12 -                                      SUBSEQUENT EVENTS

During 2004, the Company received $1.6 million cash infusion in exchange for four promissory notes; two were with members of the Company’s Board of Directors and two with former stockholders (in the aggregate defined as “Noteholders”). The promissory notes have an interest rate of 6% per annum and mature at the earlier of August 13, 2005, or the occurrence of certain events, such as change of control or liquidation. Upon the sale of either the

Company’s stock or assets, the Noteholders are entitled to an additional fee equal to 1% of the sale proceeds (cash and non-cash) for every $100,000 loaned to the Company.  Therefore, should the Company consummate a transaction such as the one described below, the Noteholders in the aggregate will receive a success fee equal to 16% of the total proceeds from the sale of the stock or assets exclusive of any interest due to the Noteholders.

On October 15, 2004, The Company entered into a letter of intent with an unrelated publicly traded company (hereinafter referred to as “Purchaser”) whereby Purchaser will acquire certain assets from the Company in exchange for $10.5 million in cash plus warrants to purchase 1,125,000 restricted shares of Purchaser at an exercise price equal to 133% of market value of the Purchaser common stock on the date the transaction closes.  The anticipated closing date is November 30, 2004.  All proceeds from the sale will be retained by the Company in escrow pending the approval of a liquidation plan.